Exhibit 10.1

AMENDMENT NO. 1

TO

NOTE PURCHASE AGREEMENT

This Amendment No. 1 to Note Purchase Agreement (this “Amendment”) is made as of November 03, 2017 by and between Hispanica International Delights of America, Inc. (the “Company”), a Delaware corporation, with its principal place of business at 575 Lexington Avenue, 45th Floor, New York, NY 10022, and Shircoo, Inc., a California corporation, with its principal place of business at 2350 E. Allview Terrace, Los Angeles, CA 90068 (the “Purchaser”).

WHEREAS, the Company entered into a Note Purchase Agreement, dated September 25, 2017 (“Agreement”), pursuant to which the Company agreed to sell to the Purchaser, and the Purchaser desired to purchase from the Company, a Secured Promissory Note in the principal amount of $650,000 (the “Note”); and

WHEREAS, the parties desire to amend the Agreement, pursuant to which the Company shall issue an additional Secured Promissory Note to Purchaser in the principal amount of $175,000 (“Additional Note”), resulting in an aggregate of $825,000 being issued under the terms of the Agreement, on the terms and conditions set forth in this Amendment (the “Note” and “Additional Note” are sometimes referred to herein jointly as the “Notes”).

NOW, THEREFORE, in consideration of the premises and mutual covenants and obligations hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchaser, intending to be legally bound, hereby agree as follows:

AGREEMENT

1.1     Agreement to Sell and Purchase the Notes. Sections 1.2 and 1.5 of the Agreement are hereby amended and restated in their entirety as follows:

1.2.    Agreement to Sell and Purchase the Notes. Subject to the terms and conditions hereof, the Company agrees to issue and sell to the Purchaser and the Purchaser agrees to purchase from the Company, (i) at the Closing (as defined below), the Note for a purchase price equal to $650,000; and (ii), on or before two (2) business days from the date of this Amendment, an Additional Note for a purchase price equal to $175,000. The purchase commitment with respect to the Note is made in accordance with and subject to the terms and conditions described in this Amendment, and the purchase commitment with respect to the Additional Note is subject to the accuracy of the representations of the Company on the date hereof. The terms of the Note shall be as set forth in the form of Note attached hereto as Exhibit A (the “Form of Note”), and the terms of the Additional Note shall be as set forth in the form of Additional Note attached hereto as Exhibit B.

1.5.    Issuance of Common Stock.  As additional consideration for the purchase of the Note, the Company shall issue to Purchaser, at Closing, 1,500,000 shares of the Company’s common stock, $0.001 par value (the “Shares”), and as additional consideration for the purchase of the Additional Note, the Company shall issue to Purchaser an additional 800,000 Shares, all of which Shares shall be restricted from resale except in compliance with the 1933 Act.

1.2     Conflicts. Other than as specifically set forth in this Amendment, or the context otherwise requires, all of the other terms and conditions of the Agreement shall continue in full force and effect. To the extent of a conflict between the terms and conditions set forth in the Agreement and this Amendment, the terms hereof shall control.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first above written.

HISPANICA INTERNATIONAL DELIGHTS OF AMERICA, INC.

By: /s/ Fernando Oswaldo Leonzo
Name: Fernando Oswaldo Leonzo
Title: Chief Executive Officer

PURCHASER
SHIRCOO, INC.

By: /s/ Masoud Toghraie
Name: Masoud Toghraie
Authorized Signatory Purchase Price: $825,000

PURCHASER NOTIFICATION INFORMATION

Street Address: 2350 E. Allview Terrace
City, State, Zip: Los Angeles, California 90068
Attention: Masoud Toghraie

Phone: 323-244-9955

EXHIBIT A

FORM OF NOTE

EXHIBIT B

FORM OF ADDITIONAL NOTE